As filed with the Securities and Exchange Commission
 on April 3, 1997                                     REGISTRATION NO.
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                                 ---------------

                               GRAHAM CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                        16-1194720
(STATE OR OTHER JURISDICTION OF INCORPORATION OR              (I.R.S. EMPLOYER
               ORGANIZATION)                                 IDENTIFICATION NO.)

                               20 FLORENCE AVENUE
                             BATAVIA, NEW YORK 14020
                                 (716) 343-2216
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)
                                 ---------------

                             1995 GRAHAM CORPORATION
                  INCENTIVE PLAN TO INCREASE SHAREHOLDER VALUE
                            (FULL TITLE OF THE PLAN)
                                 ---------------

                              William A. Smith, Jr.
                                 General Counsel
                               Graham Corporation
                               20 Florence Avenue
                             Batavia, New York 14020
                                 (716) 343-2216

                                    Copy to:

                             W. Edward Bright, Esq.
                             Thacher Proffitt & Wood
                       Two World Trade Center - 39th Floor
                            New York, New York 10048
                                 (212) 912-7400
     (NAME AND ADDRESS, INCLUDING ZIP CODE, TELEPHONE NUMBER AND AREA CODE,
                              OF AGENT FOR SERVICE)
                                 ---------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                                                                          Amount of
Title of Securities              Amount to be Registered(1)    Proposed Maximum Offering    Proposed Maximum            Registration
 to be Registered                                                Price Per Share (2)      Aggregate Offering Price (2)        Fee
------------------------------------------------------------------------------------------------------------------------------------
  Common Stock, $0.10 par value        42,000 shares                    $14                       $588,000                  $179
====================================================================================================================================

(1) Based on the number of shares of common stock of Graham Corporation ("Graham") reserved for issuance upon exercise of options granted pursuant to the 1995 Graham Corporation Incentive Plan to Increase Shareholder Value ("Plan"). In addition to such shares, this registration statement also covers an undetermined number of shares of common stock of Graham that, by reason of certain events specified in the Plan, may become issuable upon exercise of options through the use of certain anti-dilution provisions.

(2) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, pursuant to which shares subject to outstanding options are deemed to be offered at the prices at which such options may be exercised and shares that may be acquired upon exercise of options granted in the future are deemed to be offered at $14 per share, the average of the daily high and low sales prices of common stock of Graham on the American Stock Exchange at the close of trading on March 31, 1997.

================================================================================

                                EXPLANATORY NOTE
                                ----------------

This registration statement on Form S-8 ("Registration Statement") is being filed electronically with the Securities and Exchange Commission ("Commision") to register 42,000 shares of common stock, par value $0.10 per share ("Common Stock"), of Graham Corporation ("Registrant") reserved for issuance upon the exercise of options granted under the 1995 Graham Corporation Incentive Plan to Increase Shareholder Value ("Plan"). This Registration Statement incorporates by reference the information contained in the registration statement on Form S-8, File No. 333-23697, ("Earlier Registration Statement") that was filed electronically with the Commission on March 20, 1997 to register shares of Common Stock of the Registrant also reserved for issuance upon the exercise of options granted under the Plan. This Registration Statement also incorporates by reference the form of reoffer prospectus included in the Earlier Registration Statement to be used in connection with certain reoffers and resales of shares of Common Stock by participants in the Plan as contemplated by Instruction C to Form S-8 under the Securities Act of 1933, as amended ("Securities Act").

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Batavia, State of New York on the 2nd day of April, 1997.

                                   GRAHAM CORPORATION
                                   (Registrant)


                                   By:/s/ Frederick D. Berkeley, III
                                      ---------------------------------
                                       Frederick D. Berkeley, III
                                       Chairman of the Board and Chief
                                         Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    Signature                   Title                  Date
                    ---------                   -----                  ----

/s/ Frederick D. Berkeley, III     Chairman of the Board and       April 2, 1997
--------------------------------   Chief Executive
Frederick D. Berkeley, III         Officer/Director


/s/ Alvaro Cadena                  President and Chief             April 2, 1997
--------------------------------   Operating Officer/Director
Alvaro Cadena


/s/ J. Ronald Hansen               Vice President - Finance        April 2, 1997
--------------------------------   and Chief Financial Officer
J. Ronald Hansen


/s/ H. Russel Lemcke               Director                        April 2, 1997
--------------------------------
H. Russel Lemcke


/s/ Jerald D. Bidlack              Director                        April 2, 1997
--------------------------------
Jerald D. Bidlack


                                   Director                    ___________, 1997
--------------------------------
Philip S. Hill

                                   Director                    ___________, 1997
--------------------------------
Robert L. Tarnow

/s/ Cornelius S. Van Rees          Secretary/Director              April 2, 1997
--------------------------------
Cornelius S. Van Rees

                                  EXHIBIT INDEX



Exhibit
Number                                    Description
------                                    -----------


    5. Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered


   23.1 Consent of Thacher Proffitt & Wood (included in Exhibit 5 hereof)


   23.2           Consent of Deloitte & Touche LLP